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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-95713) of Silicon Image, Inc. of our report dated June 16, 2000, except as to Note 8 which is as of July 6, 2000, relating to the financial statements of DVDO, Inc., which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
July 20, 2000